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                                                                     EXHIBIT 8


                      [WILLKIE FARR & GALLAGHER LETTERHEAD]

                               September 11, 1996



The Pep Boys -- Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132

Re:  Registration Statement on Form S-3, File No. 333-00985

Ladies and Gentlemen:

         We are acting as your counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $208,307,000 aggregate principal amount at maturity of Liquid Yield Option-TM-Notes due 2011 (the "LYONs") of The Pep Boys - Manny, Moe & Jack (the "Company"). In that capacity, we have examined the Registration Statement on Form S-3, File No. 333-00985 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission in connection with the proposed public offering of the LYONs.

         We hereby confirm our opinion set forth in the Prospectus in the third full paragraph under the caption "Certain Tax Aspects." Furthermore, we are of the opinion that the section in the Registration Statement under the caption "Certain Tax Aspects," while not purporting to discuss all tax matters relating to the LYONs, sets forth the material United States federal income consequences of the LYONs, subject to the qualifications set forth therein.

         The foregoing is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Treasury Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change or different interpretations by the Internal Revenue Service or the courts.

         We consent to the use of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in any abbreviated registration statement in connection with the LYONs pursuant to Rule 462(b) under the Securities Act and to the references to this firm in the Prospectus included in the Registration Statement.


                                            Very truly yours,


                                            /s/ WILLKIE FARR & GALLAGHER
                                            ----------------------------------
                                                Willkie Farr & Gallagher